                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                         CANDELA CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement,
                           if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                              CANDELA CORPORATION
                              530 Boston Post Road
                               Wayland, MA 01778
                                 (508) 358-7400

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

    An Annual Meeting of Stockholders of Candela Corporation, a Delaware corporation, will be held on Wednesday, November 21, 2001, at 11:00 a.m., at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts for the following purposes:

    1.  To elect a Board of Directors for the ensuing year.

    2. To consider and act upon a proposal to ratify the selection of the firm of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 29, 2002.

    3. To transact any other business as may properly come before the meeting and any adjournments thereof.

    Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on October 30, 2001, the record date fixed by the Board of Directors for such purpose. A list of eligible stockholders will be available during regular business hours at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts for ten days before the meeting for inspection by any stockholder for any purpose germane to the meeting.

    All stockholders are cordially invited to attend the meeting in person. To ensure your representation at the meeting, however, you are urged to sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the annual meeting. Any stockholder attending the annual meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors,
                                          /s/ Gordon H. Hayes, Jr.
                                          Gordon H. Hayes, Jr., SECRETARY

Wayland, Massachusetts
October 30, 2001

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL.

                                PROXY STATEMENT
                                OCTOBER 30, 2001

    Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors (the "Board") of Candela Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Wednesday, November 21, 2001, at 11:00 a.m. (the "Meeting"), at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts.

    Only stockholders of record as of October 30, 2001, (the "Record Date") will be entitled to vote at the Meeting and any adjournments thereof. As of October 22, 2001, 10,811,842 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company were issued and outstanding.

    The holders of Common Stock are entitled to one (1) vote per share on any proposal presented at the Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with the Secretary of the Company, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy; (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Meeting; or (3) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Candela Corporation, c/o Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110,
Attention: Gordon Hayes, Secretary, at or before the taking of the vote at the Meeting.

    The persons named as attorneys in the proxies are directors and/or officers of the Company. All properly executed proxies returned in time to be counted at the Meeting will be voted and, with respect to the election of the Board of Directors, will be voted as stated below under "Election of Directors." Any stockholder submitting a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name on the space provided on the proxy. In addition to the election of Directors, the stockholders will consider and vote upon a proposal to ratify the selection of auditors, as such proposal is further described in this Proxy Statement. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is made.

    The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting. All other matters being submitted to stockholders require the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting. An automated system administered by the Company's proxy solicitor tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter and, therefore, with respect to votes on specific proposals, will have the effect of negative votes. Broker "non-votes" are not so included.

    The Board of Directors knows of no other matter to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken and upon which the persons named as proxies in the proxies may exercise discretion under applicable law, shares represented by all proxies received by the Company will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

    The Company's Annual Report, containing financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended June 30, 2001, is being mailed contemporaneously with this Proxy Statement to all stockholders entitled to vote. This Proxy Statement and the form of proxy were first mailed to stockholders on or about the date hereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of October 3, 2001 by
(i) each person known to the Company who beneficially owns 5% or more of the outstanding shares of its Common Stock, (ii) each director or nominee to become a director of the Company, (iii) each executive officer identified in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group:

                       AMOUNT OF BENEFICIAL OWNERSHIP(1)

                    NAME AND ADDRESS OF                        NUMBER OF SHARES
                      BENEFICIAL OWNER                        BENEFICIALLY OWNED   PERCENT OF CLASS
                      ----------------                        ------------------   ----------------
Gerard E. Puorro (2)........................................          169,031             1.54%

Kenneth D. Roberts (3)......................................          123,000             1.09%

Douglas W. Scott (4)........................................           63,750                *

Richard J. Cleveland, M.D. (5)..............................           36,317                *

Nancy Nager, R.N., B.S.N., M.S. (6).........................           15,000                *

Toshio Mori (7).............................................            8,250                *

William B. Kelley (8).......................................           30,437                *

William H. McGrail (9)......................................           36,962                *

F. Paul Broyer (10).........................................           44,875                *

William D. Witter (11)......................................        2,891,718            26.49%
153 East 53rd Street
New York, NY 10022

William D. Witter, Inc. (12)................................        2,891,718            26.49%
153 East 53rd Street
New York, NY 10022

All Directors and Executive.................................          575,635             5.32%
Officers as a Group (12 Persons) (13)

------------------------

*   Represents less than 1% of the Company's outstanding Common Stock.

(1) Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. Except as otherwise indicated, the address for each beneficial owner is 530 Boston Post Road, Wayland, MA 01778. Pursuant to the rules of the Securities and Exchange Commission the number of shares of Common Stock deemed outstanding includes, for each person or group referred to in the table, shares issuable pursuant to options held by the respective person or group which may be exercised within 60 days of October 3, 2001.

(2) Includes 153,293 shares issuable pursuant to stock options exercisable within 60 days of October 3, 2001. Includes 15,738 shares privately owned.

(3) Includes 82,500 shares issuable pursuant to stock options exercisable within 60 days of October 3, 2001. Includes 4,500 shares held by a trust for the benefit of one of Mr. Roberts' children as to which Mr. Roberts disclaims beneficial ownership. Includes 36,000 shares privately owned.

(4) Includes 60,000 shares issuable pursuant to stock options exercisable within 60 days of October 3, 2001. Includes 3,750 shares privately owned.

(5) Includes 36,317 shares issuable pursuant to stock options exercisable within 60 days of October 3, 2001.

(6) Includes 15,000 shares issuable pursuant to stock options exercisable within 60 days of October 3, 2001.

(7) Includes 8,250 shares issuable pursuant to stock options exercisable within 60 days of October 3, 2001.

(8) Includes 30,437 shares issuable pursuant to stock options exercisable within 60 days of October 3, 2001.

(9) Includes 36,962 shares issuable pursuant to stock options exercisable within 60 days of October 3, 2001.

(10) Includes 44,375 shares issuable pursuant to stock options exercisable within 60 days of October 3, 2001. Includes 500 shares privately owned.

(11) Includes 2,891,718 shares of common stock beneficially owned by William D. Witter, Inc. Includes warrants to purchase 105,000 shares of Common Stock. Mr. Witter is the President and primary owner of William D. Witter, Inc. and has the sole power to dispose or to direct the disposition of all of the shares of common stock which are beneficially owned respectively by William
    D. Witter and William D. Witter, Inc.

(12) Information based in Amendment No. 8 to Schedule 13G dated February 8, 2001 filed with the Security and Exchange Commission. All such shares are also beneficially owned by William D. Witter, individually, the President and primary owner of William D. Witter, Inc.

(13) Includes 518,203 shares subject to stock options exercisable within 60 days of October 3, 2001.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

    Each Director of the Company is elected to hold office until the next meeting of stockholders, and until his or her successor is elected and qualified. Shares represented by all proxies received by the Company and not so marked as to withhold authority to vote for any individual nominee for Director or for all nominees will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the five nominees named below. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of another person or for fixing the number of Directors at a lesser number. All of the nominees are currently Directors of the Company. Proxies cannot be voted for more than five nominees.

    The nominees for Directors of the Company are as follows:

NAME                                      AGE                     POSITION
----                                    --------                  --------
Kenneth D. Roberts....................     68      Chairman of the Board of Directors
Gerard E. Puorro......................     54      President, Chief Executive Officer and
                                                   Director
Douglas W. Scott......................     55      Director
Richard Cleveland, MD.................     69      Director
Nancy Nager, RN, BSN, MSN.............     50      Director

    MR. ROBERTS has been a Director of the Company since August 1989 and Chairman of the Board of Directors since November 1991. From November 1992 to June 1995, Mr. Roberts was employed on a part-time basis as Vice President and Chief Financial Officer of Foster Miller, Inc., an engineering services company. Since December 1988, he has been an independent management consultant. From
July 1986 to December 1988, Mr. Roberts was Vice President, Treasurer and Chief Financial Officer of Massachusetts Computer Corporation, a manufacturer of micro-supercomputers. Prior to that time and for many years, he was Senior Vice President and Treasurer of Dynatech Corporation (now named Acterna Corporation), a provider of diversified high technology products and services.

    MR. PUORRO was appointed a Director of the Company in September 1991.
Mr. Puorro has been President and Chief Executive Officer of the Company since April 1993. From April 1989 until April 1993, he was Senior Vice President and Chief Financial Officer of the Company. He was elected Chief Operating Officer in December 1992. Prior to joining the Company, he was Vice President and Controller at Massachusetts Computer Corporation.

    MR. SCOTT has been a Director of the Company since September 1991. Since 1985, Mr. Scott has been a partner with Phildius, Kenyon & Scott, a health care consulting and investment firm. Mr. Scott is currently President, Chief Operating Officer, and a Director of Avitar, Inc., a publicly held health care company. Mr. Scott also served as Chief Executive Officer of Avitar from December 1989 through April 1991.

    DR. CLEVELAND was appointed a Director of the Company in April 1994. He has been Professor of Surgery at Tufts University School of Medicine since 1972. In 1986, he was appointed the Andrews Professor of Surgery at the same institution. From 1975 to 1993, Dr. Cleveland was Chairman of the Department of Surgery and Surgeon-in-Chief at the New England Medical Center and a member of the staff of several hospitals in the Boston area. He is presently Secretary-Treasurer of the American Board of Thoracic Surgery and has held numerous positions in a variety of other professional associations.

    MS. NAGER was appointed a Director of the Company in February 1999. From 1990 until the present, Ms. Nager has been the Principal and CEO of Specialized Health Management, Inc., a privately held behavioral health care corporation. Ms. Nager also founded and directs Specialized

HomeCare, Inc., Specialized Billing Services, Inc. and Seniorlink, an information, referral and resource corporation. Prior to that, Ms. Nager was the Chief Operating Officer of Charles River Hospital, a private psychiatric facility in Wellesley, Massachusetts, where she previously held a number of positions in nursing and administration from 1976 through 1990. Ms. Nager also provided corporate consulting to the hospital's parent company Community Care Systems, Inc. from 1990 through 1992.

    The executive officers are as follows:

NAME                                      AGE                     POSITION
----                                    --------                  --------
Gerard E. Puorro......................     54      President, Chief Executive Officer
F. Paul Broyer........................     52      Senior Vice President of Finance and
                                                   Administration and Chief Financial
                                                   Officer
William H. McGrail....................     40      Vice President, Research and
                                                   Development and Operations
Toshio Mori...........................     49      Vice President, President of Candela
                                                   KK
Robert J. Wilber......................     43      Vice President, European Operations
Dr. Kathleen McMillan.................     45      Vice President, Research
Darrell W. Simino.....................     59      Treasurer, Corporate Controller
David Davis...........................     46      Vice President, Global Marketing and
                                                   Business Development

    Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors are duly elected and qualified, subject to earlier removal by the Board of Directors. There are no family relationships among any of the executive officers or directors of the Company.

    MR. BROYER was appointed Senior Vice President of Finance and Administration, Chief Financial Officer, and Treasurer in July 1998. Mr. Broyer joined the Company in October 1996 as Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Broyer held the position of Vice President Finance at Integrated Genetics from 1994 to 1996. From 1987 until 1994, Mr. Broyer was Corporate Controller for Laserdata, Inc. and held earlier positions with Avatar Technologies and Data General Corporation.

    MR. DAVIS joined the company as Vice President, Global Marketing and Business Development in September 2001. Prior to joining the Company, Mr. Davis was Vice President, Marketing for Hologic, Inc., a manufacturer and developer of digital radiographic and bone densitometry products. From 1996 to 1997, Mr. Davis was Vice President, Sales and Marketing for Vital Images, Inc. a software company. From 1984 to 1995, Mr. Davis held Sales and Marketing management positions at ATL Ultrasound.

    MR. MCGRAIL was named Vice President of Operations in May 2000. Previously, Mr. McGrail served in the positions of Vice President of Development Engineering since July 1998. Mr. McGrail also served in the position of Director of Engineering since August 1994. From 1987 to 1992, he held the positions of Senior Software Engineer and Software Design Engineer. Prior to joining Candela, Mr. McGrail was employed with Raytheon Corporation.

    MR. MORI was named Vice President, President of Candela KK in July 1998, after serving as President and Representative Director of Candela KK since September 1996. Previously, Mr. Mori held the positions of Director of Candela KK from September 1992 to September 1996, and General Manager from
September 1989 to September 1992. From 1976 to 1989, he was employed by Sansui Electric Co. Ltd. in Tokyo.

    MR. WILBER was appointed Vice President of European Sales in February 1999, after serving as Vice President, Worldwide Service since August 1997. Previously, Mr. Wilber held the position of

Director of Worldwide Service from October 1993 to August 1997. He has been with the Company since September of 1989 and was previously a Finance Group Director. From 1989 to 1992 Mr. Wilber held the positions of International Accounting Manager, Customer Service Manager, and Director of Financial Planning and Analysis. Prior to joining the Company, Mr. Wilber held positions at Sony Corporation of America, Massachusetts Computer Corporation, and National Semiconductor/Data Terminal Systems.

    DR. MCMILLAN was appointed Vice President of Research in February 2001, after serving for seven years as Director of Bioscience for Candela's Research Department. Dr. McMillan's experience includes three years as Director of the Otolaryngology Research Center at New England Medical Center, and a position as Assistant Professor of Otolaryngology at Tufts University School of Medicine in Boston, Massachusetts.

    MR. SIMINO was appointed Treasurer in September 2000, and has held the position of Corporate Controller, since November 1999. Mr. Simino joined the Company in July 1996 as Manager, Financial Reporting. Prior to joining the Company, Mr. Simino held the position of Controller of The Lance Corporation from 1979 to 1996. From 1973 to 1979, Mr. Simino was a Division Controller for Helix Technology Corporation.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors met six times during the fiscal year ended June 30, 2001. The Audit Committee of the Board, of which Mr. Roberts, Ms. Nager and
Mr. Scott were members during fiscal 2001, reviews all financial functions of the Company, including matters relating to the appointment and activity of the Company's auditors. The Compensation Committee, of which Dr. Cleveland,
Ms. Nager and Mr. Scott were members during fiscal 2001, sets the compensation of the Chief Executive Officer and reviews and approves the compensation arrangements for all other officers of the Company and administers the Company's 1998 Stock Plan. The Audit Committee met six times and the Compensation Committee met two times during the fiscal year ended June 30, 2001. The Board of Directors does not have a standing nominating committee.

DIRECTOR COMPENSATION

    Directors who are not employees of the Company receive an annual retainer of $4,000 and a fee of $1,000 per regularly scheduled meeting of the Board of Directors. Directors are also reimbursed for out-of-pocket expenses incurred in connection with the performance of their duties as a director. Directors are also eligible to participate in the 1993 Non-Employee Director Stock Option Plan and the 1998 Stock Plan.

    On June 2, 1993, the Board of Directors of the Company adopted the 1993 Non-Employee Director Stock Option Plan, which was approved by the Company's stockholders on November 18, 1993. The 1993 Non-Employee Director Plan provides for the issuance of options for the purchase of up to 120,000 shares of the Company's Common Stock. Under this Plan, each member of the Company's Board of Directors who is neither an employee nor an officer of the Company receives a onetime grant of an option to purchase 15,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant. The options generally become exercisable in equal amounts over a period of two years from the date of grant, expire ten years after the date of grant and are nontransferable. To date, options for the purchase of 90,000 shares have been granted at exercise prices ranging from $1.083 to $5.375 per share.

    On January 25, 2001, Non-Qualified Options to purchase 15,000 shares of our common stock were granted to each of Kenneth D. Roberts, Dr. Richard J. Cleveland, Douglas W. Scott and Nancy Nager, at an exercise price of $6.656 per share, such price being the market price of the common stock on the date of the grant. These Non-Qualified Options were granted pursuant to our 1998 Stock Plan and vest in equal 50% amounts on each of the first and second anniversaries of the date of the grant, provided that each such optionee continues to serve as a director of Candela on such anniversary date.

EXECUTIVE COMPENSATION

    The following table sets forth certain information with respect to the compensation paid or accrued by the Company for services rendered to the Company, in all capacities, for the year ended June 30, 2001 by its Chief Executive Officer (the "CEO") and the four other most highly paid executive officers of the Company, in each case whose total salary and bonus exceeded $100,000 during the year ended June 30, 2001 (collectively, the "Named Executive Officers").

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                                            ANNUAL          ------------
                                                        COMPENSATION(1)      SECURITIES
                                                      -------------------    UNDERLYING     ALL OTHER
       NAME AND PRINCIPAL POSITION           YEAR      SALARY     BONUS       OPTIONS      COMPENSATION
       ---------------------------         --------   --------   --------   ------------   ------------
Gerard E. Puorro.........................    2001     $280,077   $ 38,941(7)    80,000        $5,705(2)
  Chief Executive Officer,                   2000      254,807    125,044(7)    30,000         6,697(2)
  President and Director                     1999      243,284    375,912(7)    30,000         5,471(2)

Toshio Mori..............................    2001      229,630     47,390(7)    15,000            --
  Vice President,                            2000      220,436     37,221(7)    --                --
  President of Candela KK                    1999      166,896     32,408(7)    15,000            --

William B. Kelley (3)....................    2001      172,746     24,018(7)    40,000         4,446(4)
  Vice President, North                      2000      167,130     77,125(7)    15,000         3,566(4)
  American Sales and Service                 1999      187,186    261,160(7)    15,000         3,025(4)

William H. McGrail.......................    2001      152,255     21,785(7)    40,000         3,531(5)
  Vice President of Research &               2000      130,192     63,659(7)    30,000         2,356(5)
  Development and Operations                 1999      123,439    197,848(7)    15,000         2,273(5)

F. Paul Broyer...........................    2001      150,640     21,785(7)    40,000         6,154(6)
  Senior Vice President of Finance           2000      141,731     63,659(7)    30,000         3,790(6)
  and Administration and Chief               1999      136,532    213,676(7)    15,000         3,410(6)
  Financial Officer

------------------------

(1) Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported for the named executive officer.

(2) For fiscal 2001, includes $3,776 in matching contributions by the Company pursuant to the Company's 401(k) Plan, $1,369 in life insurance premiums paid by the Company for the benefit of Mr. Puorro, and $560 for a Company provided automobile. For fiscal 2000, includes $3,591 in matching contributions by the Company pursuant to the Company's 401(k) Plan, $1,373 in life insurance premiums paid by the Company for the benefit of Mr. Puorro, and $1,733 for a Company-provided automobile. For fiscal 1999, includes $2,750 in matching contributions by the Company pursuant to the Company's 401(k) Plan, $1,275 in life insurance premiums paid by the Company for the benefit of Mr. Puorro, and $1,446 for a Company provided automobile.

(3) Mr. Kelley ceased to be an officer of the Company as of August 15, 2001.

(4) For fiscal 2001, includes $3,746 in matching contributions by the Company pursuant to the Company's 401(k) Plan, $284 in life insurance premiums paid by the Company for the benefit of Mr. Kelley, and $416 for a Company-provided automobile. For fiscal 2000, includes $3,310 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $256 in life insurance premiums paid by the Company for the benefit of Mr. Kelley. For fiscal 1999, includes $2,788 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $237 in life insurance premiums paid by the Company for the benefit of Mr. Kelley.

(5) For fiscal 2001, includes $2,759 in matching contributions by the Company pursuant to the Company's 401(k) Plan, $212 in life insurance premiums paid by the Company for the benefit of Mr. McGrail, and $560 for a Company-provided automobile. For fiscal 2000, includes $2,214 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $142 in life insurance premiums paid by the Company for the benefit of Mr. McGrail. For fiscal 1999, includes $2,208 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $65 in life insurance premiums paid by the Company for the benefit of Mr. McGrail.

(6) For fiscal 2001, includes $3,321 in matching contributions by the Company pursuant to the Company's 401(k) Plan, $193 in life insurance premiums paid by the Company for the benefit of Mr. Broyer, and $2,640 for a Company-provided automobile. For fiscal 2000, includes $2,987 in matching contributions by the Company pursuant to the Company's 401(k) Plan, $252 in life insurance premiums paid by the Company for the benefit of Mr. Broyer, and $551 for a Company provided automobile. For fiscal 1999, includes $3,103 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $307 in life insurance premiums paid by the Company for the benefit of Mr. Broyer.

(7) Incentive bonus approved by Board of Directors, based on Company results for the fiscal year.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth grants of stock options pursuant to the Company's 1998 Stock Plan during the fiscal year ended June 30, 2001 to the Named Executive Officers listed in the Summary Compensation Table above:

                                             INDIVIDUAL GRANTS
                            ----------------------------------------------------      POTENTIAL REALIZABLE
                                       PERCENT OF TOTAL                              VALUE AT ASSUMED ANNUAL
                                       OPTIONS/GRANTED    EXERCISE                    RATES OF STOCK PRICES
                            OPTIONS      TO EMPLOYEES       PRICE     EXPIRATION   APPRECIATION FOR OPTIONS(1)
NAME                        GRANTED     IN FISCAL YEAR    PER SHARE      DATE           5%            10%
----                        --------   ----------------   ---------   ----------   ------------   ------------
Gerard E. Puorro             80,000          18.68%        $6.844      10/24/10      $344,332       $872,606
Toshio Mori                  15,000           3.50%         6.844      10/24/10        69,571        176,308
William B. Kelley            40,000           9.34%         6.844      10/24/10       173,166        436,303
William H. McGrail           40,000           9.34%         6.844      10/24/10       172,166        436,303
F. Paul Broyer               40,000           9.34%         6.844      10/24/10       172,166        436,303

------------------------

(1) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Company's Common Stock, as the case may be, over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

OPTION EXERCISES AND FISCAL YEAR END VALUES

    The following table sets forth information with respect to options to purchase (1) the Company's Common Stock granted under the 1989 Stock Plan and 1998 Stock Plan, and (2) shares of the Company's subsidiary, Candela Skin Care Centers, Inc. including (i) the number of shares purchased upon exercise of options in the most recent fiscal year, (ii) the net value realized upon such exercise, (iii) the number of unexercised options outstanding at June 30, 2001, and (iv) the value of such unexercised options at June 30, 2001:

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          JUNE 30, 2001 OPTION VALUES

                                                                     NUMBER OF                     VALUE OF
                                                                    UNEXERCISED               UNEXERCISED IN-THE-
                                                                    OPTIONS AT                 MONEY OPTIONS AT
                                     SHARES       VALUE            JUNE 30, 2001               JUNE 30, 2001(2)
                                   ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
NAME                                EXERCISE       (1)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                               -----------   --------   -----------   -------------   -----------   -------------
Gerard E. Puorro.................     37,500     $194,013     133,292        97,499        $404,175        $28,250
Toshio Mori......................         --          --        8,250        22,875        $ 17,381        $15,768
William B. Kelley................         --          --       20,437        48,750        $ 11,615        $14,125
William H. McGrail...............         --          --       25,087        65,625        $ 17,179        $27,608
F. Paul Broyer...................         --          --       32,500        61,875        $ 38,953        $20,546

------------------------

(1) Named Executive Officers will receive cash only if and when they sell the securities issued upon exercise of the options and the amount of cash received by such individuals is dependent on the value of such securities at the time of such sale, if any.

(2) Value is based on the difference between option grant price and the fair market value at 2001 fiscal year end ($6.55 per share as quoted on the NASDAQ Stock Market at the close of trading on June 29, 2001) multiplied by the number of shares underlying the option.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Company's executive compensation program is administered by the Compensation Committee, which consisted of Ms. Nager, Mr. Scott and
Dr. Cleveland during fiscal 2001. All three members of the Compensation Committee are non-employee directors. Pursuant to the authority delegated by the Board of Directors the Compensation Committee each year sets the compensation of the Chief Executive Officer and reviews and approves the compensation of all other senior officers, including approval of annual salaries and bonuses as well as the grant of stock options to officers and employees.

COMPENSATION PHILOSOPHY

    The goal of the Company is to attract and retain qualified executives in a competitive industry. To achieve this goal, the Compensation Committee applies the philosophy that compensation of executive officers, specifically including that of the Chief Executive Officer and President, should be linked to revenue growth, operating results and earnings per share performance.

    Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies. The Compensation Committee's executive compensation policies are designed to (i) enhance profitability of the Company and stockholder value, (ii) integrate compensation with the Company's annual and long-term performance goals, (iii) reward corporate performance,
(iv) recognize individual initiative, achievement and hard work, and (v) assist the Company in attracting and retaining qualified executive officers. Currently, compensation under the executive compensation program is comprised of cash compensation in the form of annual base salary, bonus, and long-term incentive compensation in the form of stock options.

BASE SALARY

    In setting cash compensation for the Chief Executive Officer and reviewing and approving the cash compensation for all other officers, the Compensation Committee reviews salaries annually. The Compensation Committee's policy is to fix base salaries at levels comparable to the amounts paid to senior executives with comparable qualifications, experience and responsibilities at other companies of similar size and engaged in a similar business to that of the Company. In addition, the base salaries take into account the Company's relative performance as compared to comparable companies.

    The salary compensation for the executive officers is based upon their qualifications, experience and responsibilities, as well as the attainment of planned objectives. The Chief Executive Officer and President makes recommendations to the Compensation Committee regarding the planned objectives and executive compensation levels. The overall plans and operating performance levels upon which management compensation is based are approved by the Compensation Committee on an annual basis. During fiscal 2001, the Chief Executive Officer and President made recommendations for salary increases for the executive group, and the Compensation Committee approved increases ranging from 4% to 7% to the executive officers. These increases reflect the impact of promotions as well as incentive changes.

BONUS COMPENSATION

    In addition to salary compensation, on May 10, 2001 the Compensation Committee recommended the continuation of the Management Incentive Plan, adopted by the Board of Directors in the previous two years, whereby senior executives recommended by the Chief Executive Officer and approved for inclusion in the Plan by the Compensation Committee receive bonus compensation based on a percentage of base salary. Bonuses paid under this Plan were a percentage of base salary for fiscal 2001 and were based on pre-tax profits, after bonus, for fiscal 2001 for the device business only.

STOCK OPTIONS

    The Compensation Committee relies on incentive compensation in the form of stock options to retain and motivate executive officers. Incentive compensation in the form of stock options is designed to provide long-term incentives to executive officers and other employees, to encourage the executive officers and other employees to remain with the Company and to enable them to develop and maintain a stock ownership position in the Company's Common Stock. The Company's 1998 Stock Option Plan, administered by the Compensation Committee, is used for the granting of stock options.

    The 1998 Stock Option Plan permits the Compensation Committee to administer the granting of stock options to eligible employees, including executive officers. Options generally become exercisable based upon a vesting schedule tied to years of future service to the Company. The value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of the Company's Common Stock at any particular point in time. Equity compensation in the form of stock options is designed to provide long-term incentives to executive officers and other employees. The Compensation Committee approves the granting of options in order to motivate these employees to maximize stockholder value. Vesting for options granted under the plan is determined by the Compensation Committee at the time of grant and options expire after a 10-year period (5 years for 10% or more stockholders). Options are granted at an excise price not less than the fair market value at the date of grant. As a result of this policy, executives and other employees are rewarded economically only to the extent that the stockholders also benefit through appreciation in the market.

    Options granted to employees are based on such factors as individual initiative, achievement and performance. In administering grants to executives, the Compensation Committee evaluates each officer's total equity compensation package. The Compensation Committee generally reviews the option holdings of each of the executive officers, including vesting and exercise price and the then current value of such unvested options. The Compensation Committee considers equity compensation to be an integral part of a competitive executive compensation package and an important mechanism to align the interests of management with those of the Company's stockholders. In fiscal 2001, options to purchase shares of Common Stock were granted to Messrs. Broyer, Kelley, McGrail, Mori, Puorro, Wilber, and Dr. McMillan.

MR. PUORRO'S COMPENSATION

    The cash compensation program for the Chief Executive Officer and the President of the Company is designed to reward performance that enhances stockholder value. The compensation package is comprised of base pay and stock options, which is affected by the Company's revenue growth, market share growth, profitability, and growth in earnings per share. In fiscal 2001, Mr. Puorro's cash compensation was $280,077 per year. The Compensation Committee believes that Mr. Puorro's compensation has been, and is now, comparable to the salary of other Chief Executive Officers in other medical equipment companies, considering the size and rate of profitability of those companies.

    The Compensation Committee is satisfied that the executive officers of the Company are dedicated to achieving significant improvements in the long-term financial performance of the Company and that the compensation policies and programs implemented and administered have contributed and will continue to contribute toward achieving this goal.

    This report has been submitted by the members of the Compensation Committee:

      Douglas W. Scott
     Richard J. Cleveland, M.D.
     Nancy Nager, R.N., B.S.N., M.S.N.

STOCK PERFORMANCE GRAPH

    The following graph illustrates a five year comparison of cumulative total stockholder return among the Company, the NASDAQ National Market Index and the Company's "Industry Index." The Company selected an index of companies in the electro-medical equipment industry as its industry group. Accordingly, the Industry Index reflects the performance of all companies that are included in the electro-medical equipment industry with 3845 as their Primary Standard Industrial Classification Code Number. The comparison assumes $100 was invested on July 1, 1996 (the date of the beginning of the Company's fifth preceding fiscal year) in the Company's Common Stock and on June 30, 1996 in each of the foregoing indices and assumes reinvestment of dividends, if any.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dollars

                     JUN-96  JUN-97  JUN-98  JUN-99  JUN-00  1-JUN
CANDELA CORPORATION  100.00   52.86   10.00  205.71  201.44   61.44
S & P 500            100.00  134.70  175.33  215.22  230.83  196.59
PEER GROUP           100.00  129.70  185.71  239.55  282.26  248.69

EMPLOYMENT AGREEMENTS

    Candela has entered into severance agreements with each of Messrs. Puorro, Broyer, Kelley, Wilber and McGrail. Under our agreements with Messrs. Broyer, Wilber and McGrail, Candela has agreed to continue payment of their respective base annual salaries over twelve months in the event that their services for Candela are terminated for any reason except for cause or such individuals' resignation. Pursuant to our severance agreement with Mr. Kelley, we are continuing payment of his base annual salary for the twelve months following his August 15, 2001 termination. Under our agreement with Mr. Puorro, in the event that his employment is terminated for any reason, at either his election or Candela's election other than for just cause, he will be entitled to receive severance payments equal to his base annual salary for twelve months and then 50% of his base annual salary for an additional twelve months. Each of the above named individuals is subject to nonsolicitation and noncompetition provisions for the period during which he receives severance payments.

AUDIT COMMITTEE REPORT

    This report is submitted by the Audit Committee of the Board of Directors, which reviews and discusses with the independent auditors and management the scope and timing of their audit services and any other services they are asked to perform, the auditors' report on the Company's consolidated financial statements following completion of their audit and the Company's policy and procedures with respect to internal accounting and financial controls. The Audit Committee is composed of Messrs. Roberts and Scott and Ms. Nager. None of Messrs. Roberts and Scott nor Ms. Nager are officers or employees of the Company, and aside from being directors of the Company, each is otherwise independent of the Company (as independence is defined pursuant to Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards). The Audit Committee operates under a written charter adopted by the Board of Directors.

    The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ending June 30, 2001 with both management and Ernst & Young LLP, the Company's independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with Ernst & Young LLP that firm's independence. Based on its review of the financial statements and these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001.

    This report has been respectfully submitted by the members of the Audit Committee of the Board of Directors.

      Kenneth D. Roberts
     Nancy Nager, R.N., B.S.N., M.S.N.
     Douglas W. Scott

AUDIT FEES

    The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2001 and for the reviews of the financial statements included in the Company's Form 10-K and Forms 10-Q for the fiscal year ended June 30, 2001 were $189,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATIONS FEES

    There were no fees billed by Ernst & Young LLP for financial information systems design and implementation professional services for the fiscal year ended June 30, 2001.

ALL OTHER FEES

    The aggregate fees billed by Ernst & Young LLP for services other than those described above for the fiscal year ended June 30, 2001 totaled $212,466 and were primarily for tax services and other services traditionally provided by auditors, including work performed in connection with registration statements and other filings with the Securities and Exchange Commission.

    The Company's Audit Committee has determined that the provision of the services provided by Ernst & Young LLP as set forth herein are compatible with maintaining that firm's independence.

             PROPOSAL NO. 2--RATIFICATION OF SELECTION OF AUDITORS

    The Board of Directors has selected the firm of Ernst & Young LLP, independent certified public accountants, to serve as auditors for the fiscal year ending June 29, 2002. Ernst & Young LLP has acted as the Company's independent auditors since March 27, 2000. On March 21, 2000, the Company was notified by its former independent auditors PricewaterhouseCoopers LLP ("PwC"), that PwC resigned as the Company's independent accountant. The PwC reports on the Company's consolidated financial statements at July 3, 1999 and June 27, 1998 and for each of the years then ended did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During fiscal years 1999 and 1998 and the subsequent interim period through March 21, 2000, PwC and the Company did not have any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreement in connection with their report and the financial statements for such years. During such period, there were no "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K under the Securities Act of 1933. The Company engaged Ernst & Young LLP as its new independent accountants effective as of March 27, 2000. During fiscal years 1998 and 1999 and through March 27, 2000, the Company did not consult with Ernst & Young LLP concerning the Company's financial statements, including the following items: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K. It is expected that a member of Ernst & Young LLP will be present at the Annual Meeting of Stockholders with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ITS SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 29, 2002.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons ("Reporting Persons") are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on its review of the copies of such filings, if any, and written representations from certain Reporting Persons received by it with respect to the fiscal year ended June 30, 2001, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended June 30, 2001 except as follows:
Mr. Gerard E. Puorro failed to timely file a Statement of Change in Beneficial Ownership on Form 4 for three transactions. Mr. Puorro has subsequently filed the necessary Form 4 to report these transactions.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of the Company must be received at the Company's principal executive offices no later than July 2, 2002. The Company's By-laws provide that any proposal, to be eligible for consideration at the next annual meeting of the Company, must be received at the Company's principal executive offices not later than the close of business on July 24, 2002 nor earlier than the close of business on June 24, 2002. The proposal must also comply with the other procedural requirements set forth in the Company's By-laws, a copy of which is on file with the Securities and Exchange Commission. In order to avoid uncertainty as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail Return Receipt Requested to Candela Corporation, 530 Boston Post Road, Wayland, Massachusetts 01778.

                           EXPENSES AND SOLICITATIONS

    Proxies may be solicited by mail, telephone, telefax, telegraph, newspapers and other publications of general distribution and in person.

    The Company has retained Innisfree M&A Incorporated ("Innisfree") for solicitation and advisory services in connection with solicitations relating to the Meeting, for which Innisfree is to receive a fee estimated not to exceed $50,000 in connection with the solicitation of proxies for the Meeting. Up to 35 people may be employed by Innisfree in connection with solicitation of proxies for the Meeting. The Company has also agreed to reimburse Innisfree for out-of-pocket expenses and to indemnify Innisfree against certain liabilities and expenses, including reasonable legal fees and related charges. Innisfree will solicit proxies for the Meeting from individuals, brokers, banks, bank nominees and other institutional holders. Directors, officers and certain employees of the Company may assist in the solicitation of proxies without any additional remuneration. The entire expense of soliciting proxies for the Meeting by or on behalf of the Company will be borne by the Company.

                                      PROXY

                               CANDELA CORPORATION



                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 21, 2001

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                               CANDELA CORPORATION


The undersigned hereby appoints Gerard E. Puorro and F. Paul Broyer, and each of them alone, proxies, with full power of substitution, to vote all shares of stock of the Company the undersigned is entitled to vote at the Annual Meeting of Stockholders of Candela Corporation to be held on Thursday, November 21, 2001, at 11:00 a.m., local time, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated October 30, 2001, a copy of which has been received by the undersigned.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSAL IN ITEM 2 AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 3.

SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
  SIDE                                                                 SIDE

                                   DETACH HERE

/X/  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE

                                                                 For      Against     Abstain
1.  To elect a Board of Directors for the ensuing year.         /  /       /  /        /  /
    Nominees: Gerard E. Puorro, Kenneth D. Roberts,
    Douglas W. Scott, Richard J. Cleveland, M.D. and
    Nancy Nager.


/  / ------------------------------------
     For all nominees except as noted above

                                                                 For      Against     Abstain
2.  To ratify the selection of the firm of Ernst & Young        /  /       /  /        /  /
    LLP as independent auditors of the Company for the
    fiscal year ending June 29, 2002.


                                               MARK HERE FOR ADDRESS CHANGE AND
                                               NOTE AT LEFT /  /




Signature: _______________________________________________


Signature:________________________________________________   Date:_____________

(If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign.)